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                                                                    Exhibit 99.4


                                                                  March 20, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the section entitled "Case Studies -- EVOTE.com" in the Registration Statement on Form S-1 of Screaming Media.com Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statement contained therein.



                                     Sincerely,


                                     /s/ Peter Markel
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                                     Name:  Peter Markel
                                            ---------------------------
                                     Title: Director of Marketing
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                                     Company: Ideacast Inc. (EVOTE.COM)
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